Exhibit 99.1

CC MASTER CREDIT CARD TRUST II
Excess Spread Analysis  —  August 2002

Series	1995-C	1996-C	1998-A
Deal Size	$400 MM	$271.50 MM	$600 MM
Expected Maturity	02/18/03	02/16/04	09/15/03

Yield	19.16%	19.16%	19.16%
Less: Coupon	2.05%	2.02%	2.05%
Servicing Fee	1.22%	1.50%	1.50%
Net Credit Losses	7.23%	7.23%	7.23%
Excess Spread:
August-02	8.66%	8.41%	8.38%
July-02	8.15%	8.18%	8.16%
June-02	7.88%	7.91%	7.87%
Three month Average Excess Spread	8.23%	8.17%	8.14%

Delinquency:
30 to 59 days	2.26%	2.26%	2.26%
60 to 89 days	1.46%	1.46%	1.46%
90 + days	2.84%	2.84%	2.84%
Total	6.56%	6.56%	6.56%

Payment Rate	12.05%	12.05%	12.05%